Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 4, 2017 relating to the financial statements of Despegar.com, Corp., which appears in Amendment No. 3 to the Registration Statement on Form F-1 (No. 333-219973).

PRICE WATERHOUSE & CO. S.R.L.

by	/s/ Mariano Carlos Tomatis
Mariano Carlos Tomatis (Partner)

Buenos Aires, Argentina

September 20, 2017